Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS THIRD QUARTER 2014 NET INCOME OF $515 MILLION ($2.76) PER DILUTED SHARE;

NET INCOME INCLUDES $375 MILLION REVERSAL OF THE TAX-RELATED VALUATION ALLOWANCE

▪	Solid Commercial Franchise Performance – Combined North American Commercial Finance and Transportation & International Finance financing and leasing assets grew 17% from a year ago; Pre-tax ROAEA over 2%;
▪	Partial Reversal of the Tax-Related Valuation Allowance – Net Income benefited by $375 million, ($2.01) per diluted share, from reversal of the Valuation Allowance related to the U.S. Federal Deferred Tax Asset;
▪	Accelerated Portfolio Repositioning – Advanced portfolio exits and other restructuring charges resulted in an after-tax charge of $57 million, ($0.30) per diluted share;
▪	Completed Direct Capital Acquisition – Added $550 million of assets; Resulted in a discrete tax benefit of $30 million, ($0.16) per diluted share;
▪	Maintained Strong Capital Ratios – Repurchased $106 million common shares in the quarter; Tier 1 Capital Ratio of 14.3% and Total Capital Ratio of 15.0%.

NEW YORK – October 28, 2014 – CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, today reported net income of $515 million, $2.76 per diluted share, for the third quarter of 2014, compared to net income of $200 million, $0.99 per diluted share, for the year-ago quarter. Income from continuing operations for the third quarter was $515 million, $2.76 per diluted share compared to $193 million, $0.96 per diluted share in the year-ago quarter. Net income for the three month period ended September 30, 2014 included a $375 million, $2.01 per diluted share, income tax benefit associated with the partial reversal of the valuation allowance related to the U.S. Federal deferred tax asset.

Net income for the nine month period ended September 30, 2014 was $879 million, $4.59 per diluted share, compared to $546 million, $2.70 per diluted share, for the period ended September 30, 2013. Income from continuing operations for the nine month period ended September 30, 2014 was $826 million, $4.31 per diluted share, compared to $521 million, $2.58 per diluted share for the period ended September 30, 2013. Net income for the nine month period ended September 30, 2014 also included the $375 million, $1.96 per diluted share, income tax benefit associated with the previously mentioned partial reversal of the tax related valuation allowance.

“Our core businesses achieved solid financial performance this quarter as we made further progress in positioning CIT for future success,” said John Thain, Chairman and Chief Executive Officer. “We advanced our bank strategy through our announced acquisition of OneWest Bank, grew our earning assets, completed the acquisition of Direct Capital and made progress exiting our non-strategic portfolios. As we look towards

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2015, we will continue to focus on enhancing shareholder value by growing our franchises, expanding CIT Bank, achieving our profitability targets and returning capital to our shareholders.”

Summary of Third Quarter Financial Results from Continuing Operations

All references in this section relate to continuing operations and therefore do not include any of the assets or results of operations of the discontinued operation.

In addition to the $375 million benefit from the U.S. Federal tax valuation allowance reversal, the tax provision benefited by $30 million related to the acquisition of Direct Capital. Net income also reflected $48 million of after tax impairment charges related to the progress we made exiting our non-strategic portfolios, $9 million of restructuring charges as well as higher credit costs and a negative mark-to-market on our TRS facility.

Total assets from continuing operations1 at September 30, 2014 were $46.5 billion, up from $44.2 billion at June 30, 2014, and $42.3 billion at September 30, 2013. Financing and leasing assets in North American Commercial Finance and Transportation & International Finance increased to $35.5 billion, an increase of $1.5 billion (4%) from June 30, 2014 and $5.2 billion (17%) from a year ago. The sequential quarter increase was driven by solid origination volumes and the addition of approximately $0.55 billion of financing and leasing assets in Direct Capital. The increase from the year-ago quarter also included the acquisition of Nacco in the first quarter of 2014, which added approximately $0.65 billion of financing and leasing assets. The Non-Strategic Portfolios declined by approximately $0.1 billion to $0.6 billion from June 30, 2014, and by $1.2 billion from a year ago, reflecting portfolio run off and asset sales including the completion of the sale of the Small Business Lending portfolio in June 2014. Total loans of $19.8 billion increased $1.2 billion from June 30, 2014 and by $1.4 billion from a year ago, reflecting new loan originations and Direct Capital loans, partially offset by asset sales. Operating lease equipment increased $0.4 billion from June 30, 2014 and $2.6 billion from a year ago to $15.2 billion, reflecting the Nacco acquisition and other equipment purchases. Cash and securities of $7.7 billion were up $0.4 billion from June 30, 2014 and down $0.7 billion from September 30, 2013.

Net finance revenue2 was $365 million, compared to $347 million in the year-ago quarter and $361 million in the prior quarter. Average earning assets were $34.3 billion in the current quarter, up from $30.4 billion in the year-ago quarter and $33.2 billion in the prior quarter. Net finance revenue as a percentage of average earning assets (“net finance margin”) was 4.26%, compared to 4.56% in the year-ago quarter and

1 Total assets from continuing operations is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

2 Net finance revenue, finance margin and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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4.35% (4.26% excluding the impact of debt redemptions3) in the prior quarter. The reduction from the year-ago quarter primarily reflects portfolio re-pricing, the sale of higher-yielding Dell Europe assets, and declines in net FSA accretion, partially offset by lower funding costs.

Other income of $24 million decreased from $105 million in the year-ago quarter and from $94 million in the prior quarter. The current quarter includes $46 million of aggregate impairment charges on Non-Strategic Portfolio assets as well as a $13 million negative mark-to-market on the TRS derivative, while the prior quarter included a $9 million benefit from the acceleration of counterparty receivable accretion related to the aircraft securitization restructuring and an $11 million positive mark-to-market on the TRS derivative.

Operating expenses were $235 million compared to $229 million in the year-ago quarter and $225 million in the prior quarter. Excluding restructuring costs4, operating expenses were $225 million, or 2.63% of average earning assets (AEA), compared to $226 million (2.97%) in the year-ago quarter, and $219 million (2.64%) in the prior quarter. The increase in operating expenses from the prior quarter is primarily due to the addition of Direct Capital and other integration costs, offset by the benefit from the sale of our Small Business Lending portfolio last quarter. The change from the year-ago quarter also reflected higher costs resulting from the acquisition of Nacco in the first quarter of 2014, offset by lower tax-related expenses and benefits from our cost reduction initiatives. Headcount at September 30, 2014 was approximately 3,330, and includes 250 Direct Capital employees, down from 3,380 a year ago and up from 3,170 at June 30, 2014.

The provision for income taxes was a benefit of $401 million in the current quarter reflecting a $375 million reversal of the U.S. Federal valuation allowance, a $30 million benefit related to the acquisition of Direct Capital and net expenses on state and international earnings. Income tax expense was $13 million in the year-ago quarter and $18 million in the prior quarter, primarily reflecting the recognition of income tax expense on international earnings and state tax expense.

Credit and Allowance for Loan Losses

Credit metrics remain at or near cycle lows. Non-accrual loans increased to $201 million, or 1.02% of finance receivables, at September 30, 2014 from $190 million (1.02%) at June 30, 2014 and decreased from $258 million (1.41%) at September 30, 2013. The increase from the prior quarter was primarily in international portfolios partially offset by a decline in the aerospace portfolio.

Net charge-offs were $19 million, or 0.39% of average finance receivables (AFR), versus $27 million (0.59%) in the year-ago quarter and $21 million (0.45%) in the prior quarter. Net charge-offs in Transportation & International Finance of $4 million, 0.44% of AFR, were lower than $5 million (0.63%) in the year-ago

3Debt redemption impacts include accelerated FSA net discount/(premium) accretion and accelerated original issue discount. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

4Operating expenses excluding restructuring costs is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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quarter and $13 million (1.48%) in the prior quarter, which included $9 million related to the transfer of receivables to Assets Held For Sale (AHFS). Net charge-offs in North American Commercial Finance increased to $16 million (0.40%), from $11 million (0.30%) a year-ago and $9 million (0.23%) in the prior quarter primarily resulting from charge-offs on receivables transferred to AHFS. Non-Strategic Portfolios had a net recovery of $1 million, compared to a net charge-off of $11 million in the year-ago quarter, which was impacted by the transfer of receivables to AHFS, and flat to the prior quarter. The provision for credit losses was $38 million, up from $16 million in the year-ago quarter and $10 million in the prior quarter. The increases reflect higher non-specific reserves primarily from asset growth and higher reserves on a small number of accounts.

The allowance for loan losses was $358 million (1.81% of finance receivables) at September 30, 2014, compared to $341 million (1.83%) at June 30, 2014 and $356 million (1.94%) at September 30, 2013. Specific reserves were $26 million at September 30, 2014, compared to $22 million at June 30, 2014 and $34 million at September 30, 2013.

Capital and Funding

Preliminary Tier 1 and Total Capital ratios at September 30, 2014 were 14.3% and 15.0%, respectively, compared to 16.0% and 16.7% at June 30, 2014 and 16.7% and 17.4% at September 30, 2013, primarily reflecting the increase in risk weighted assets due to higher order book commitments and asset growth and, to a lesser extent, a decline in regulatory capital resulting from goodwill and intangibles recorded for the acquisition of Direct Capital. The partial reversal of the valuation allowance had a minimal impact on the capital ratios. Preliminary risk-weighted assets totaled $56.3 billion at September 30, 2014, up from $51.0 billion at June 30, 2014 and $50.5 billion at September 30, 2013. Book value per share at September 30, 2014 grew to $49.10 from $46.42 at June 30, 2014 and $44.16 at September 30, 2013. Tangible book value per share5 at September 30, 2014 increased to $45.87 from $44.16 at June 30, 2014 and $42.36 at September 30, 2013. The increase in book value and tangible book value was primarily due to the partial reversal of the valuation allowance.

Cash and investment securities totaled $7.2 billion at September 30, 2014, and were comprised of $6.2 billion of cash, $0.7 billion of reverse repo securities and $0.3 billion of other short-term investment securities, compared to $6.8 billion at June 30, 2014 and $7.3 billion at September 30, 2013. Cash and short-term investment securities at September 30, 2014 consisted of $2.0 billion related to the bank holding company and $3.2 billion at CIT Bank, with the remainder comprised of cash at operating subsidiaries and restricted balances. CIT had approximately $1.4 billion of unused and committed liquidity under a $1.5 billion revolving credit facility at September 30, 2014.

5 Tangible book value and tangible book value per share are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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Deposits grew approximately $0.5 billion during the quarter to $14.5 billion. At September 30, 2014, deposits represented approximately 43% of CIT Group funding, with unsecured and secured borrowings comprising 37% and 20% of the funding mix, respectively, comparable to prior quarter. The weighted average coupon rate on outstanding deposits and long-term borrowings in continuing operations was 3.16% at September 30, 2014, compared to 3.37% at September 30, 2013 and 3.20% at June 30, 2014.

During the third quarter, we repurchased 2.2 million shares for an aggregate purchase price of $106 million, bringing the total repurchases for 2014 to over 14.5 million shares at an average price of $45.20, or an aggregate of approximately $658 million. Approximately $450 million of the authorized repurchase capacity remained at September 30, 2014. On October 14, 2014, the Board approved CIT’s quarterly cash dividend of $0.15 per share, payable on November 26, 2014 to shareholders of record on November 12, 2014.

Discontinued Operation

On April 25, 2014, we completed the sale of our Student Loan portfolio along with certain secured debt and servicing rights. As a result, the Student Lending business is reported as a discontinued operation for all periods presented. Income from discontinued operation, net of taxes, was a slight loss in the current quarter down from $7 million of income in the year-ago quarter and $52 million of income in the prior quarter, which reflected a gain on the sale of the student loan business.

Segment Highlights

Transportation & International Finance

Pre-tax earnings for the quarter were $162 million, up from $151 million in the year-ago quarter and from $148 million in the prior quarter, which included a $7 million net benefit in interest expense due to the refinancing of secured debt within the TRS. The increase from the year-ago quarter reflected asset growth that offset lower gains on sale and higher operating expenses, while the increase from the prior quarter primarily reflected asset growth and higher non-spread revenue.

Financing and leasing assets grew to $19.1 billion at September 30, 2014, up from $18.4 billion at June 30, 2014 and from $15.6 billion a year ago. The increase from the prior quarter reflected growth in all transportation divisions, with Aerospace and Maritime accounting for the majority of the growth. The $3.5 billion, or 22%, increase from September 30, 2013 included growth of $1.8 billion in Aerospace, $1.4 billion in Rail, which included the European rail acquisition in the 2014 first quarter, and $0.5 billion in Maritime. Assets Held for Sale remained elevated largely due to the addition of loans from our International Finance division in the prior quarter. New business volume was $1.3 billion and consisted of $0.6 billion of operating lease

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equipment, including the delivery of 7 aircraft and approximately 1,500 railcars, and the funding of $0.7 billion of finance receivables.

Net finance revenue was $226 million, up $38 million from the year-ago quarter due primarily to earning asset growth and up $11 million sequentially excluding the prior quarter’s interest expense benefit from the refinancing of secured debt in the TRS. Net finance margin was 4.82% compared to 4.87% in the year-ago quarter and 4.91% (4.75% excluding the impact from debt redemptions) in the prior quarter. The margin was down from the year-ago quarter reflecting lower net rental yields in Aerospace, and was up sequentially, excluding the impact from debt redemptions, reflecting lower funding costs. Gross yields in Aerospace were 11.8%, down sequentially reflecting reduced prepayment benefits in the loan portfolio and lease re-pricings, while gross yields in Rail increased slightly to 14.6% reflecting higher utilization and favorable re-pricings.

Other income was $19 million, down from $31 million in the year-ago quarter and up from $10 million the prior quarter largely reflecting changes in gains on asset sales.

Provision for credit losses was $9 million, up slightly from the year-ago quarter and sequentially reflecting reserve build on new originations as charge-offs were down from both periods.

Operating expenses were $74 million, up from $63 million a year ago and down slightly sequentially. The increase from the year-ago quarter reflects the European rail acquisition and continued investment in growth initiatives.

During the quarter we agreed to purchase 30 new aircraft with delivery dates through 2020: 10 787 Boeing Dreamliners, 15 Airbus A330neos and five Airbus A321ceos. Utilization remained strong with all but two commercial aircraft and 99% of rail equipment on lease or under a commitment at quarter-end. All aircraft scheduled for delivery in the next 12 months and approximately 80% of railcars on order, have lease commitments.

North American Commercial Finance

Pre-tax earnings for the quarter were $62 million, down from $84 million in the year-ago quarter and from $93 million in the prior quarter. The decrease from both quarters was largely attributable to higher credit costs.

Financing and leasing assets grew to $16.4 billion, up from $15.7 billion at June 30, 2014 and from $14.7 billion at September 30, 2013, reflecting the addition of approximately $550 million of loans and leases in Direct Capital reported in the Equipment Finance division, as well as solid new business volumes. Funded loan and lease volume totaled $1.6 billion, up from $1.4 billion in the year-ago quarter, and unchanged from the prior quarter. The increase from the year-ago quarter reflected higher volumes in Real Estate Finance and volume from Direct Capital, partially offset by a decrease in Corporate Finance.

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Net finance revenue of $146 million increased from the year-ago and prior quarters, reflecting higher earning assets. Net finance margin was 3.91% compared to 4.26% in the year-ago quarter and 4.13% in the prior quarter. The decline in net finance margin from the year-ago quarter primarily reflects lower portfolio yields in Corporate Finance and Equipment Finance. The sequential quarter decline is primarily due to benefits of higher prepayments in the prior quarter. Other income was $71 million, essentially unchanged from comparable periods. The sequential quarter comparison reflected increased factoring commissions and capital markets fees that were partially offset by the decline in counterparty receivable accretion. Operating expenses were $126 million, up from $120 million in each of the year-ago and prior quarters due to the addition of Direct Capital.

Credit metrics remained at or near cycle lows. Non-accrual loans of $134 million (0.83% of finance receivables) were relatively unchanged from June 30, 2014, and improved from $167 million (1.16%) a year ago. The current quarter provision for credit losses included a reserve build due to asset growth and higher reserves on certain accounts. Net charge-offs were $16 million (0.40% of average finance receivables), compared to $11 million (0.30%) in the year-ago quarter and $9 million (0.23%) in the prior quarter.  Net charge-offs included $11 million in the current quarter, and $3 million in the prior quarter related to transfers of asset to held-for-sale.

Non-Strategic Portfolios

Pre-tax losses for the quarter were $56 million, compared to $11 million in the year-ago quarter and $10 million in the prior quarter. The current quarter was impacted by impairments of $46 million on held-for-sale portfolios and also reflected lower operating expenses offset by reduced net finance revenue from the decline in asset levels when compared to both the prior year and the sequential quarter.

Financing and leasing assets declined to $0.6 billion at September 30, 2014, down from $0.7 billion at June 30, 2014, primarily on asset run-off, and from $1.7 billion at September 30, 2013, reflecting international portfolio sales, the sale of the Small Business Lending portfolio in the prior quarter and portfolio runoff.

We continue to make progress exiting our international non-strategic platforms and are in advance stages of the sale processes for the remaining Non-Strategic Portfolio assets.

Corporate and Other

Certain items are not allocated to operating segments and are included in Corporate and Other, including interest expense, primarily related to corporate liquidity costs, mark-to-market on certain derivatives, restructuring charges, certain legal costs and other operating expenses. Operating expenses included restructuring charges of $9 million in the current quarter, compared to approximately $3 million in the year-ago quarter and $6 million in the prior quarter.

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CIT Bank

Total assets were $20.3 billion at September 30, 2014, up from $18.3 billion at June 30, 2014, reflecting new business volumes and the Direct Capital acquisition, and $14.7 billion at September 30, 2013. CIT Bank funded $2.2 billion of new business volume, up 34% from the year-ago quarter and 8% sequentially. Loans totaled $14.7 billion, up from $13.4 billion at June 30, 2014 and $10.9 billion at September 30, 2013. Operating lease equipment of $2.0 billion, primarily railcars and some aircraft, increased from $1.8 billion at June 30, 2014 and $1.1 billion at September 30, 2013. Cash totaled $3.2 billion at September 30, 2014, up from $2.8 billion at June 30, 2014, and from $2.5 billion at September 30, 2013. Preliminary Tier 1 and Total Capital ratios were 13.0% and 14.2%, respectively, at September 30, 2014 compared to 15.2% and 16.5% at June 30, 2014 and 18.5% and 19.8% at September 30, 2013 reflecting increases in risk weighted assets and a decline in regulatory capital resulting from goodwill and other intangibles recorded from the acquisition of Direct Capital.

Deposits at quarter-end were $14.4 billion, up from $13.9 billion at June 30, 2014 and $11.8 billion at September 30, 2013. The weighted average rate on outstanding deposits was 1.57% at September 30, 2014.

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Conference Call and Webcast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, October 28, 2014, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 888-317-6003 for U.S., 866-284-3684 for Canadian callers or 412-317-6061 for international callers and reference access code “4548536” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EDT) on November 11, 2014, by dialing 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers with the access code “10052987”, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission.  Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue, and adjusted net finance revenue are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs is a non-GAAP measurement used by management to compare period over period expenses. Tangible book value and tangible book value per share are non-GAAP metrics used to analyze banks.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Barbara Callahan
Senior Vice President of Corporate Communications	Senior Vice President
(973) 740-5390 Curt.Ritter@cit.com Matt Klein Vice President, Media Relations (973) 597-2020 Matt.Klein@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

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CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Interest income
Interest and fees on loans	$299.9	$301.4	$299.6	$894.7	$927.7
Other Interest and dividends	8.4	8.4	6.8	25.6	20.3
Total interest income	308.3	309.8	306.4	920.3	948.0
Interest expense
Interest on long-term borrowings	(216.0)	(206.1)	(212.4)	(642.1)	(662.0)
Interest on deposits	(59.2)	(56.1)	(44.3)	(167.2)	(131.4)
Total interest expense	(275.2)	(262.2)	(256.7)	(809.3)	(793.4)
Net interest revenue	33.1	47.6	49.7	111.0	154.6
Provision for credit losses	(38.2)	(10.2)	(16.4)	(85.1)	(50.5)
Net interest revenue, after credit provision	(5.1)	37.4	33.3	25.9	104.1
Non-interest income
Rental income on operating leases	535.0	519.6	472.9	1,546.5	1,433.6
Other income	24.2	93.7	104.5	189.0	253.7
Total non-interest income	559.2	613.3	577.4	1,735.5	1,687.3
Other expenses
Depreciation on operating lease equipment	(156.4)	(157.3)	(134.2)	(462.5)	(401.1)
Maintenance and other operating lease expenses	(46.5)	(49.0)	(41.4)	(147.1)	(124.1)
Operating expenses	(234.5)	(225.0)	(228.8)	(693.0)	(685.8)
Loss on debt extinguishment	-	(0.4)	-	(0.4)	-
Total other expenses	(437.4)	(431.7)	(404.4)	(1,303.0)	(1,211.0)
Income from continuing operations before benefit (provision) for income taxes	116.7	219.0	206.3	458.4	580.4
Benefit (provision) for income taxes	401.2	(18.1)	(13.2)	369.6	(55.3)
Income from continuing operations, before attribution of noncontrolling interests	517.9	200.9	193.1	828.0	525.1
Net income attributable to noncontrolling interests, after tax	(2.5)	(5.7)	(0.2)	(2.5)	(3.7)
Income from continuing operations	515.4	195.2	192.9	825.5	521.4
Discontinued operation
Income (loss) from discontinued operation, net of taxes	(0.5)	(231.1)	6.7	(229.3)	24.4
Gain on sale of discontinued operation	-	282.8	-	282.8	-
Income (loss) from discontinued operation, net of taxes	(0.5)	51.7	6.7	53.5	24.4
Net income	$514.9	$246.9	$199.6	$879.0	$545.8

Basic income per common share
Income from continuing operations	$2.78	$1.03	$0.96	$4.34	$2.59
Income from discontinued operation, net of taxes	-	0.27	0.03	0.28	0.12
Basic income per common share	$2.78	$1.30	$0.99	$4.62	$2.71
Average number of common shares - basic (thousands)	185,190	190,231	200,811	190,465	201,089

Diluted income per common share
Income from continuing operations	$2.76	$1.02	$0.96	$4.31	$2.58
Income from discontinued operation, net of taxes	-	0.27	0.03	0.28	0.12
Diluted income per common share	$2.76	$1.29	$0.99	$4.59	$2.70
Average number of common shares - diluted (thousands)	186,289	191,077	202,329	191,433	202,139

CIT GROUP INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2014*	2014	2013	2013

Assets
Total cash and deposits	$6,214.2	$6,427.6	$6,044.7	$5,888.8
Securities purchased under agreements to resell	650.0	-	-	-
Investment securities	792.4	823.1	2,630.7	2,498.9
Assets held for sale	1,102.7	1,328.9	1,003.4	1,122.2

Loans	19,785.8	18,604.4	18,629.2	18,371.0
Allowance for loan losses	(357.7)	(341.0)	(356.1)	(356.1)
Loans, net of allowance for loan losses	19,428.1	18,263.4	18,273.1	18,014.9

Operating lease equipment, net	15,183.8	14,788.3	13,035.4	12,577.1
Goodwill	557.3	403.1	334.6	338.3
Unsecured counterparty receivable	580.1	565.8	301.6	347.9
Other assets	1,972.4	1,551.5	1,694.1	1,547.6
Assets of discontinued operation	-	1.0	3,821.4	3,888.3
Total assets	$46,481.0	$44,152.7	$47,139.0	$46,224.0

Liabilities
Deposits	$14,483.2	$13,939.0	$12,526.5	$11,806.1
Credit balances of factoring clients	1,433.2	1,296.5	1,336.1	1,278.4
Other liabilities	2,637.2	2,741.5	2,664.3	2,881.7
Long-term borrowings
Unsecured borrowings	12,232.3	12,232.4	12,531.6	12,531.4
Secured borrowings	6,691.1	5,313.1	5,952.9	5,509.8
Total long-term borrowings	18,923.4	17,545.5	18,484.5	18,041.2
Liabilities of discontinued operation	-	0.9	3,277.6	3,362.9
Total liabilities	37,477.0	35,523.4	38,289.0	37,370.3
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0
Paid-in capital	8,593.6	8,582.0	8,555.4	8,543.1
Retained earnings	1,392.5	905.8	581.0	471.2
Accumulated other comprehensive loss	(82.1)	(77.5)	(73.6)	(88.0)
Treasury stock, at cost	(900.8)	(794.7)	(226.0)	(83.3)
Total common stockholders' equity	9,005.2	8,617.6	8,838.8	8,845.0
Noncontrolling interests	(1.2)	11.7	11.2	8.7
Total equity	9,004.0	8,629.3	8,850.0	8,853.7
Total liabilities and equity	$46,481.0	$44,152.7	$47,139.0	$46,224.0

Book Value Per Common Share
Book value per common share	$49.10	$46.42	$44.78	$44.16
Tangible book value per common share	$45.87	$44.16	$42.98	$42.36
Outstanding common shares (in thousands)	183,423	185,645	197,404	200,302

* Preliminary

CIT GROUP INC. AND SUBSIDIARIES

Average Balances and Rates

(dollars in millions)

	Quarters Ended
	September 30, 2014		June 30, 2014		September 30, 2013
	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Assets
Interest bearing deposits	$ 5,517.4	0.32%	$ 4,620.9	0.39%	$ 5,188.7	0.31%
Securities purchased under agreements to resell	275.0	0.58%	-	-	-	-
Investments	860.9	1.67%	2,035.8	0.77%	2,041.3	0.55%
Loans (including held for sale)
U.S.	17,002.0	5.85%	16,339.2	6.03%	14,943.2	6.13%
Non-U.S.	3,186.7	8.87%	3,510.0	8.49%	4,189.3	8.59%
Total Loans	20,188.7	6.36%	19,849.2	6.50%	19,132.5	6.71%
Total interest earning assets / interest income	26,842.0	4.83%	26,505.9	4.92%	26,362.5	4.88%
Operating lease equipment, net (including held for sale)
U.S.	7,959.1	8.86%	7,741.5	8.91%	6,497.9	9.12%
Non-U.S.	7,219.3	8.64%	6,921.8	8.14%	6,155.1	9.69%
Total operating lease equipment, net	15,178.4	8.75%	14,663.3	8.55%	12,653.0	9.40%
Total earning assets	42,020.4	6.29%	41,169.2	6.25%	39,015.5	6.40%
Non-interest earning assets
Cash and due from banks	968.1		1,213.1		672.8
Allowance for loan losses	(345.3)		(350.4)		(363.4)
All other non-interest bearing assets	2,768.3		2,546.5		2,216.9
Assets of discontinued operation	0.2		931.2		3,940.1
Total Average Assets	$ 45,411.7		$ 45,509.6		$ 45,481.9
Liabilities
Borrowings
Deposits	$ 14,223.6	1.66%	$ 13,608.5	1.65%	$ 11,501.4	1.54%
Long-term borrowings	18,430.3	4.69%	18,226.2	4.52%	17,808.3	4.77%
Total interest-bearing liabilities	32,653.9	3.37%	31,834.7	3.29%	29,309.7	3.50%
Credit balances of factoring clients	1,327.1		1,301.7		1,264.8
Other non-interest bearing liabilities	2,674.4		2,863.2		2,699.6
Liabilities of discontinued operation	0.2		793.9		3,418.1
Noncontrolling interests	9.9		8.4		9.8
Stockholders' equity	8,746.2		8,707.7		8,779.9
Total Average Liabilities and Stockholders' Equity	$ 45,411.7		$ 45,509.6		$ 45,481.9

	Nine Months Ended
	September 30, 2014		September 30, 2013
	Average Balance	Rate	Average Balance	Rate
Assets
Interest bearing deposits	$ 5,138.7	0.35%	$ 5,478.3	0.29%
Securities purchased under agreements to resell	110.0	0.48%	-	-
Investments	1,850.8	0.84%	1,766.1	0.64%
Loans (including held for sale)
U.S.	16,430.3	5.91%	14,384.9	6.53%
Non-U.S.	3,471.3	8.61%	4,182.7	9.02%
Total Loans	19,901.6	6.42%	18,567.6	7.13%
Total interest earning assets / interest income	27,001.1	4.78%	25,812.0	5.14%
Operating lease equipment, net (including held for sale)
U.S.	7,678.0	8.77%	6,443.1	9.36%
Non-U.S.	6,895.0	8.35%	6,253.7	9.72%
Total operating lease equipment, net	14,573.0	8.57%	12,696.8	9.54%
Total earning assets	41,574.1	6.15%	38,508.8	6.64%
Non-interest earning assets
Cash and due from banks	974.5		466.4
Allowance for loan losses	(352.0)		(371.7)
All other non-interest bearing assets	2,577.2		2,200.5
Assets of discontinued operation	1,517.3		4,059.6
Total Average Assets	$ 46,291.1		$ 44,863.6
Liabilities
Borrowings
Deposits	$ 13,544.9	1.65%	$ 10,897.0	1.61%
Long-term borrowings	18,566.0	4.61%	17,967.5	4.91%
Total interest-bearing liabilities	32,110.9	3.36%	28,864.5	3.66%
Credit balances of factoring clients	1,311.0		1,225.4
Other non-interest bearing liabilities	2,799.5		2,639.6
Liabilities of discontinued operation	1,296.4		3,519.4
Noncontrolling interests	10.0		8.7
Stockholders' equity	8,763.3		8,606.0
Total Average Liabilities and Stockholders' Equity	$ 46,291.1		$ 44,863.6

12

CIT GROUP INC. AND SUBSIDIARIES

Select Accounts

(dollars in millions)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
OTHER INCOME
Factoring commissions	$ 31.1	$ 28.3	$ 32.3	$ 88.0	$ 91.3
Fee revenues	23.6	21.8	25.3	67.0	73.1
Gains on sales of leasing equipment	22.0	16.0	30.7	46.4	86.8
Gains on loan and portfolio sales	9.8	4.5	23.5	17.8	24.5
Gain on investments	5.3	5.6	1.0	14.4	4.6
Recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale	3.6	5.0	6.3	13.8	16.8
Counterparty receivable accretion	-	8.7	0.9	10.7	5.7
Gains (losses) on derivatives and foreign currency exchange	(22.8)	8.3	0.9	(21.6)	2.7
Impairment on assets held for sale	(54.1)	(14.3)	(44.6)	(69.5)	(89.3)
Other revenues	5.7	9.8	28.2	22.0	37.5
Total other income	$ 24.2	$ 93.7	$ 104.5	$ 189.0	$ 253.7

OPERATING EXPENSES
Compensation and benefits	$ (130.3)	$ (125.7)	$ (133.0)	$ (394.9)	$ (405.6)
Technology	(19.9)	(20.8)	(22.3)	(61.8)	(62.2)
Professional fees	(22.0)	(16.9)	(19.5)	(56.9)	(50.0)
Net occupancy expense	(9.1)	(8.5)	(9.0)	(26.5)	(27.0)
Provision for severance and facilities exiting activities	(9.2)	(5.6)	(3.2)	(24.7)	(18.4)
Advertising and marketing	(7.5)	(8.3)	(3.7)	(23.7)	(17.7)
Other expenses	(36.5)	(39.2)	(38.1)	(104.5)	(104.9)
Total operating expenses	$ (234.5)	$ (225.0)	$ (228.8)	$ (693.0)	$ (685.8)

	September 30,	June 30,	December 31,	September 30,
	2014*	2014	2013	2013

INVESTMENT SECURITIES
Short-term investments	$ 329.3	$ 344.3	$ 1,461.0	$ 1,407.3
Other debt and equity investments	463.1	478.8	1,169.7	1,091.6
Total investment securities	$ 792.4	$ 823.1	$ 2,630.7	$ 2,498.9

OTHER ASSETS
Deposits on commercial aerospace equipment	$ 693.0	$ 667.2	$ 831.3	$ 693.0
Deferred federal and state tax assets	352.6	38.9	40.0	44.0
Deferred costs, including debt related costs	153.4	153.4	158.5	149.7
Furniture and fixtures	127.8	83.0	85.3	84.9
Fair value of derivative financial instruments	120.8	36.4	50.3	30.1
Tax receivables, other than income taxes	114.3	118.7	132.2	110.0
Executive retirement plan and deferred compensation	97.9	98.8	101.3	100.4
Prepaid expenses	76.1	76.3	64.3	63.4
Other counterparty receivables	8.9	76.2	45.9	57.0
Other	227.6	202.6	185.0	215.1
Total other assets	$ 1,972.4	$ 1,551.5	$ 1,694.1	$ 1,547.6

OTHER LIABILITIES
Equipment maintenance reserves	$ 941.2	$ 942.3	$ 904.2	$ 879.8
Accrued expenses and accounts payable	437.4	379.3	478.1	501.3
Security and other deposits	299.5	228.0	227.4	219.0
Current taxes payable and deferred taxes	264.4	320.0	179.8	158.8
Accrued interest payable	179.5	249.7	247.1	198.1
Valuation adjustment relating to aerospace commitments	117.9	121.9	137.5	142.4
Other liabilities	397.3	500.3	490.2	782.3
Total other Liabilities	$ 2,637.2	$ 2,741.5	$ 2,664.3	$ 2,881.7
* Preliminary

13

CIT GROUP INC. AND SUBSIDIARIES
Financing and Leasing Assets
(dollars in millions)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Transportation & International Finance
Aerospace
Loans	$ 1,664.4	$ 1,432.2	$ 1,247.7	$ 1,145.6
Operating lease equipment, net	9,216.6	8,912.8	8,267.9	7,963.6
Assets held for sale	109.9	191.8	148.8	62.7
Financing and leasing assets	10,990.9	10,536.8	9,664.4	9,171.9
Rail
Loans	120.1	121.4	107.2	97.2
Operating lease equipment, net	5,708.7	5,593.4	4,503.9	4,332.8
Assets held for sale	0.4	0.7	3.3	4.4
Financing and leasing assets	5,829.2	5,715.5	4,614.4	4,434.4
Maritime Finance
Loans	839.5	566.4	412.6	365.0
Operating lease equipment, net	-	-	-	-
Assets held for sale	-	21.2	-	-
Financing and leasing assets	839.5	587.6	412.6	365.0
International Finance
Loans	1,063.7	1,108.3	1,726.9	1,631.7
Operating lease equipment, net	5.9	6.7	6.7	7.1
Assets held for sale	354.4	458.0	6.4	15.3
Financing and leasing assets	1,424.0	1,573.0	1,740.0	1,654.1
Total Segment
Loans	3,687.7	3,228.3	3,494.4	3,239.5
Operating lease equipment, net	14,931.2	14,512.9	12,778.5	12,303.5
Assets held for sale	464.7	671.7	158.5	82.4
Financing and leasing assets	19,083.6	18,412.9	16,431.4	15,625.4

North American Commercial Finance
Real Estate Finance
Loans	1,751.7	1,737.6	1,554.8	1,330.5
Corporate Finance
Loans	7,152.5	7,295.3	6,831.8	6,866.8
Operating lease equipment, net	8.5	10.0	6.2	6.8
Assets held for sale	85.3	33.7	38.2	32.2
Financing and leasing assets	7,246.3	7,339.0	6,876.2	6,905.8
Equipment Finance
Loans	4,710.7	4,094.7	4,044.1	3,961.1
Operating lease equipment, net	244.1	230.2	234.3	221.6
Financing and leasing assets	4,954.8	4,324.9	4,278.4	4,182.7
Commercial Services
Loans - factoring receivables	2,483.1	2,248.5	2,262.4	2,295.8
Total Segment
Loans	16,098.0	15,376.1	14,693.1	14,454.2
Operating lease equipment, net	252.6	240.2	240.5	228.4
Assets held for sale	85.3	33.7	38.2	32.2
Financing and leasing assets	16,435.9	15,650.0	14,971.8	14,714.8
Non-Strategic Portfolios
Loans	0.1	-	441.7	677.3
Operating lease equipment, net	-	35.2	16.4	45.2
Assets held for sale	552.7	623.5	806.7	1,007.6
Financing and leasing assets	552.8	658.7	1,264.8	1,730.1
Total financing and leasing assets	$ 36,072.3	$ 34,721.6	$ 32,668.0	$ 32,070.3

14

CIT GROUP INC. AND SUBSIDIARIES

Credit Metrics

(dollars in millions)

	Quarters Ended
	September 30, 2014		June 30, 2014		September 30, 2013
Gross Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$ 4.5	0.52%	$ 15.9	1.79%	$ 7.5	0.93%
North American Commercial Finance(2)	20.7	0.52%	13.2	0.35%	16.4	0.46%
Non-Strategic Portfolios(3)	-	-	-	-	12.7	5.53%
Total CIT	$ 25.2	0.52%	$ 29.1	0.62%	$ 36.6	0.80%

	Nine Months Ended September 30,
	2014		2013
Transportation & International Finance(1)	$ 34.7	1.31%	$ 13.0	0.58%
North American Commercial Finance(2)	56.5	0.50%	47.9	0.46%
Non-Strategic Portfolios(3)	7.5	5.04%	48.1	4.96%
Total CIT	$ 98.7	0.69%	$ 109.0	0.80%

	Quarters Ended
	September 30, 2014		June 30, 2014		September 30, 2013
Net Charge-offs to Average Finance Receivables
Transportation & International Finance(1)	$ 3.9	0.44%	$ 13.1	1.48%	$ 5.0	0.63%
North American Commercial Finance(2)	16.0	0.40%	8.8	0.23%	10.7	0.30%
Non-Strategic Portfolios(3)	(0.7)	NM	(0.7)	(3.16%)	11.4	4.95%
Total CIT	$ 19.2	0.39%	$ 21.2	0.45%	$ 27.1	0.59%

	Nine Months Ended September 30,
	2014		2013
Transportation & International Finance(1)	$ 30.0	1.13%	$ 5.2	0.23%
North American Commercial Finance(2)	40.8	0.36%	20.8	0.20%
Non-Strategic Portfolios(3)	5.2	3.56%	39.7	4.10%
Total CIT	$ 76.0	0.53%	$ 65.7	0.48%

Non-accruing Loans to Finance Receivables(4)	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013
Transportation & International Finance	$ 41.8	1.13%	$ 40.8	1.26%	$ 35.3	1.01%	$ 22.7	0.70%
North American Commercial Finance	134.1	0.83%	132.3	0.86%	147.4	1.00%	167.0	1.16%
Non-Strategic Portfolios	25.2	(4)	17.3	(4)	58.0	13.14%	68.6	10.13%
Total CIT	$ 201.1	1.02%	$ 190.4	1.02%	$ 240.7	1.29%	$ 258.3	1.41%

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses
	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Specific allowance - impaired loans	$ 3.3	$ (3.5)	$ (9.0)	$ (4.9)	$ (11.3)
Non-specific allowance	15.7	(7.5)	(1.7)	14.0	(3.9)
Net charge-offs	19.2	21.2	27.1	76.0	65.7
Totals	$ 38.2	$ 10.2	$ 16.4	$ 85.1	$ 50.5

	Allowance for Loan Losses
	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
Specific allowance - impaired loans	$ 25.5	$ 22.2	$ 30.4	$ 33.9
Non-specific allowance	332.2	318.8	325.7	322.2
Totals	$ 357.7	$ 341.0	$ 356.1	$ 356.1

Allowance for loan losses as a percentage of total loans	1.81%	1.83%	1.91%	1.94%

NM - Not meaningful
1) Charge-offs for the quarter ended June 30 and nine months ended September 30, 2014, included approximately $9 million and $12 million, respectively, related to the transfer of receivables to assets held for sale (none for quarter ended September 30, 2014). The prior-year quarter and nine months ended September 30, 2013 included $1 million related to the transfer of receivables to assets held for sale.
2) Charge-offs for the quarters ended September 30 and June 30, 2014, included approximately $11 million and $3 million, respectively, ($17 million year to date) related to the transfer of receivables to assets held for sale. The respective amounts for the quarter and nine months ended September 30, 2013 were $3 million and $5 million.
3) Charge-offs for the nine months ended September 30, 2014, included $7 million related to the transfer of receivables to assets held for sale (none for quarters ended September and June 2014). Charge-offs for the quarter and nine months ended September 30, 2013 were $8 million and $29 million related to the transfer of receivables to assets held for sale.
4) Non-accrual loans include loans held for sale. The September and June 2014 Non-Strategic Portfolios amount reflected non-accrual loans held for sale; there were no portfolio loans, therefore no % is displayed.

15

CIT GROUP INC. AND SUBSIDIARIES

Segment Results

(dollars in millions)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Transportation & International Finance
Total interest income	$ 68.8	$ 72.2	$ 66.1	$ 217.7	$ 185.3
Total interest expense	(165.3)	(155.1)	(146.4)	(481.1)	(434.4)
Provision for credit losses	(9.1)	(8.3)	(6.0)	(29.8)	(4.1)
Rental income on operating leases	501.4	485.1	415.5	1,446.1	1,256.7
Other income	18.8	10.4	31.4	36.4	75.1
Depreciation on operating lease equipment	(132.8)	(131.6)	(106.1)	(386.1)	(320.3)
Maintenance and other operating lease expenses	(46.5)	(49.0)	(41.4)	(147.1)	(124.0)
Operating expenses	(73.8)	(75.5)	(62.5)	(228.8)	(187.4)
Income before benefit (provision) for income taxes	$ 161.5	$ 148.2	$ 150.6	$ 427.3	$ 446.9
Funded new business volume	$ 1,326.8	$ 1,404.7	$ 982.0	$ 3,786.1	$ 2,312.3
Average Earning Assets	$ 18,724.2	$ 18,066.2	$ 15,417.8	$ 17,985.7	$ 15,255.8
Average Finance Receivables	$ 3,432.7	$ 3,547.0	$ 3,199.2	$ 3,535.8	$ 2,984.8
North American Commercial Finance
Total interest income	$ 215.8	$ 208.8	$ 199.6	$ 618.0	$ 628.9
Total interest expense	(74.2)	(68.1)	(66.9)	(211.2)	(217.1)
Provision for credit losses	(29.7)	(2.6)	(8.3)	(55.5)	(38.0)
Rental income on operating leases	24.7	25.1	27.2	72.6	76.8
Other income	71.1	69.7	71.5	202.6	200.0
Depreciation on operating lease equipment	(20.1)	(20.0)	(19.8)	(62.0)	(54.7)
Operating expenses	(125.9)	(120.2)	(119.7)	(367.6)	(366.2)
Income before benefit (provision) for income taxes	$ 61.7	$ 92.7	$ 83.6	$ 196.9	$ 229.7
Funded new business volume	$ 1,608.0	$ 1,600.1	$ 1,423.8	$ 4,581.0	$ 4,466.2
Average Earning Assets	$ 14,953.4	$ 14,132.4	$ 13,156.0	$ 14,203.9	$ 12,746.4
Average Finance Receivables	$ 16,009.3	$ 15,181.0	$ 14,274.3	$ 15,221.6	$ 13,860.6
Non-Strategic Portfolios
Total interest income	$ 20.4	$ 25.6	$ 37.0	$ 74.4	$ 123.7
Total interest expense	(18.6)	(23.0)	(29.9)	(66.5)	(99.5)
Provision for credit losses	0.7	0.7	(2.2)	0.4	(8.6)
Rental income on operating leases	8.9	9.4	30.2	27.8	100.1
Other income	(47.1)	3.9	(1.1)	(38.8)	(27.0)
Depreciation on operating lease equipment	(3.5)	(5.7)	(8.3)	(14.4)	(26.1)
Maintenance and other operating lease expenses	-	-	-	-	(0.1)
Operating expenses	(16.9)	(20.5)	(36.2)	(56.6)	(108.9)
Loss before benefit (provision) for income taxes	$ (56.1)	$ (9.6)	$ (10.5)	$ (73.7)	$ (46.4)
Funded new business volume	$ 64.7	$ 64.1	$ 169.6	$ 180.6	$ 614.9
Average Earning Assets	$ 617.7	$ 988.1	$ 1,844.4	$ 938.7	$ 1,929.0
Average Finance Receivables	$ 0.1	$ 83.9	$ 921.4	$ 196.5	$ 1,293.5
Corporate and Other
Total interest income	$ 3.3	$ 3.2	$ 3.7	$ 10.2	$ 10.1
Total interest expense	(17.1)	(16.0)	(13.5)	(50.5)	(42.4)
Provision for credit losses	(0.1)	-	0.1	(0.2)	0.2
Other income	(18.6)	9.7	2.7	(11.2)	5.6
Operating expenses / loss on debt extinguishment	(17.9)	(9.2)	(10.4)	(40.4)	(23.3)
Loss before benefit (provision) for income taxes	$ (50.4)	$ (12.3)	$ (17.4)	$ (92.1)	$ (49.8)
Total CIT
Total interest income	$ 308.3	$ 309.8	$ 306.4	$ 920.3	$ 948.0
Total interest expense	(275.2)	(262.2)	(256.7)	(809.3)	(793.4)
Provision for credit losses	(38.2)	(10.2)	(16.4)	(85.1)	(50.5)
Rental income on operating leases	535.0	519.6	472.9	1,546.5	1,433.6
Other income	24.2	93.7	104.5	189.0	253.7
Depreciation on operating lease equipment	(156.4)	(157.3)	(134.2)	(462.5)	(401.1)
Maintenance and other operating lease expenses	(46.5)	(49.0)	(41.4)	(147.1)	(124.1)
Operating expenses / loss on debt extinguishment	(234.5)	(225.4)	(228.8)	(693.4)	(685.8)
Income from continuing operations before benefit (provision) for income taxes	$ 116.7	$ 219.0	$ 206.3	$ 458.4	$ 580.4
Funded new business volume	$ 2,999.5	$ 3,068.9	$ 2,575.4	$ 8,547.7	$ 7,393.4
Average Earning Assets	$ 34,295.3	$ 33,186.7	$ 30,418.2	$ 33,128.3	$ 29,931.2
Average Finance Receivables	$ 19,442.1	$ 18,811.9	$ 18,394.9	$ 18,953.9	$ 18,138.9

16

CIT GROUP INC. AND SUBSIDIARIES
Segment Margin
(dollars in millions)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Transportation & International Finance
Average Earning Assets (AEA)
Aerospace	$ 10,728.8	$ 10,260.7	$ 9,146.4	$ 10,264.9	$ 9,292.0
Rail	$ 5,783.4	$ 5,578.0	$ 4,339.9	$ 5,503.5	$ 4,269.3
Maritime Finance	$ 702.9	$ 576.2	$ 350.0	$ 589.5	$ 276.0
International Finance	$ 1,509.1	$ 1,651.3	$ 1,581.5	$ 1,627.8	$ 1,418.5
Gross yield
Aerospace	11.81%	12.18%	12.25%	12.16%	12.29%
Rail	14.59%	14.44%	14.77%	14.52%	14.70%
Maritime Finance	5.00%	5.58%	5.97%	5.11%	7.02%
International Finance	9.00%	8.59%	9.13%	8.69%	9.47%
Total
AEA	$ 18,724.2	$ 18,066.2	$ 15,417.8	$ 17,985.7	$ 15,255.8
Gross yield	12.18%	12.34%	12.49%	12.33%	12.60%
Net Finance Margin	4.82%	4.91%	4.87%	4.81%	4.92%
Adjusted Net Finance Margin	4.82%	4.75%	4.87%	4.76%	5.05%

North American Commercial Finance
Average Earning Assets (AEA)
Real Estate Finance	$ 1,727.3	$ 1,668.5	$ 1,291.3	$ 1,660.2	$ 1,031.0
Corporate Finance	$ 7,298.8	$ 7,220.8	$ 6,767.7	$ 7,165.3	$ 6,647.4
Equipment Finance	$ 4,907.9	$ 4,269.2	$ 4,141.7	$ 4,400.2	$ 4,041.6
Commercial Services	$ 1,019.4	$ 973.9	$ 955.3	$ 978.2	$ 1,026.4
Gross yield
Real Estate Finance	4.30%	4.10%	4.22%	4.14%	4.25%
Corporate Finance	5.25%	5.71%	5.38%	5.33%	5.95%
Equipment Finance	9.06%	9.52%	10.53%	9.51%	11.01%
Commercial Services	5.92%	4.99%	5.50%	5.27%	5.50%
Total
AEA	$ 14,953.4	$ 14,132.4	$ 13,156.0	$ 14,203.9	$ 12,746.4
Gross yield	6.43%	6.62%	6.90%	6.48%	7.38%
Net Finance Margin	3.91%	4.13%	4.26%	3.92%	4.54%
Adjusted Net Finance Margin	3.91%	4.13%	4.26%	3.92%	4.63%

Gross Yield includes rental income and interest income as a % of AEA.

Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA. Adjusted Net Finance Margin is NFM increased by accelerated fresh start accounting net discount/(premium) on debt extinguishments and repurchases and debt related prepayment costs, reduced by accelerated original issue discount accretion.

17

CIT GROUP INC. AND SUBSIDIARIES

Non-GAAP Disclosures

(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
Total Net Revenues(1)	2014	2014	2013	2014	2013
Interest income	$ 308.3	$ 309.8	$ 306.4	$ 920.3	$ 948.0
Rental income on operating leases	535.0	519.6	472.9	1,546.5	1,433.6
Finance revenue	843.3	829.4	779.3	2,466.8	2,381.6
Interest expense	(275.2)	(262.2)	(256.7)	(809.3)	(793.4)
Depreciation on operating lease equipment	(156.4)	(157.3)	(134.2)	(462.5)	(401.1)
Maintenance and other operating lease expenses	(46.5)	(49.0)	(41.4)	(147.1)	(124.1)
Net finance revenue	365.2	360.9	347.0	1,047.9	1,063.0
Other income	24.2	93.7	104.5	189.0	253.7
Total net revenues	$ 389.4	$ 454.6	$ 451.5	$ 1,236.9	$ 1,316.7

Net Operating Lease Revenues(2)
Rental income on operating leases	$ 535.0	$ 519.6	$ 472.9	$ 1,546.5	$ 1,433.6
Depreciation on operating lease equipment	(156.4)	(157.3)	(134.2)	(462.5)	(401.1)
Maintenance and other operating lease expenses	(46.5)	(49.0)	(41.4)	(147.1)	(124.1)
Net operating lease revenue	$ 332.1	$ 313.3	$ 297.3	$ 936.9	$ 908.4

	Quarters Ended
Net Finance Revenue as a % of Average Earning Assets(3)	September 30, 2014		June 30, 2014		September 30, 2013
Net finance revenue	$ 365.2	4.26%	$ 360.9	4.35%	$ 347.0	4.56%
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	-	-	34.7	0.42%	-	-
Accelerated original issue discount on debt extinguishments related to the GSI facility	-	-	(42.0)	-0.51%	-	-
Adjusted net finance revenue	$ 365.2	4.26%	$ 353.6	4.26%	$ 347.0	4.56%

	Nine Months Ended September 30,
Net Finance Revenue as a % of Average Earning Assets(3)	2014		2013
Net finance revenue	$ 1,047.9	4.22%	$ 1,063.0	4.74%
Accelerated FSA net discount/(premium) on debt extinguishments and repurchases	34.7	0.14%	24.8	0.11%
Accelerated original issue discount on debt extinguishments related to the GSI facility	(42.0)	-0.17%	-	-
Adjusted net finance revenue	$ 1,040.6	4.19%	$ 1,087.8	4.85%

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Operating Expenses	2014	2014	2013	2014	2013
Operating expenses	$ (234.5)	$ (225.0)	$ (228.8)	$ (693.0)	$ (685.8)
Provision for severance and facilities exiting activities	9.2	5.6	3.2	24.7	18.4
Operating expenses excluding restructuring costs(4)	$ (225.3)	$ (219.4)	$ (225.6)	$ (668.3)	$ (667.4)

	September 30,	June 30,	December 31,	September 30,
Earning Assets(3)	2014	2014	2013	2013
Loans	$ 19,785.8	$ 18,604.4	$ 18,629.2	$ 18,371.0
Operating lease equipment, net	15,183.8	14,788.3	13,035.4	12,577.1
Assets held for sale	1,102.7	1,328.9	1,003.4	1,122.2
Credit balances of factoring clients	(1,433.2)	(1,296.5)	(1,336.1)	(1,278.4)
Total earning assets	$ 34,639.1	$ 33,425.1	$ 31,331.9	$ 30,791.9

Continuing Operations Total Assets
Total Assets	$ 46,481.0	$ 44,152.7	$ 47,139.0	$ 46,224.0
Assets of discontinued operation	-	(1.0)	(3,821.4)	(3,888.3)
Continuing operations total assets	$ 46,481.0	$ 44,151.7	$ 43,317.6	$ 42,335.7

Tangible Book Value(5)
Total common stockholders' equity	$ 9,005.2	$ 8,617.6	$ 8,838.8	$ 8,845.0
Less: Goodwill	(557.3)	(403.1)	(334.6)	(338.3)
Intangible assets	(33.5)	(16.6)	(20.3)	(22.4)
Tangible book value	$ 8,414.4	$ 8,197.9	$ 8,483.9	$ 8,484.3

(1) Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.
(2) Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.
(3) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund.
(4) Operating expenses excluding restructuring costs is a non-GAAP measure used by management to compare period over period expenses.
(5) Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.